EX-33.11
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Principal Global Investors


MANAGEMENT'S ASSERTION ON

COMPLIANCE WITH REGULATION AB CRITERIA

For Capmark Finance, Inc., as Master Servicer


Principal Global Investors, LLC, in its capacity as Primary Servicer (the "Asserting Party") is responsible for assessing compliance for the transactions listed on Attachment A for the period January 1, 2007 through December 31, 2007, except as noted on Attachment A (the "Reporting Period") with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for the criteria set forth in Sections 229.1122(d)(1)(ii)-(iii), 229 1122(d)(3)(i)-(iv), 229.1122(d)(4)(ix), and
229.1122(d)(4)(xv), in the CFR which the Asserting Party has concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial mortgage loans and primarily serviced by the Asserting Party (the "Applicable Servicing Criteria").

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the transactions listed on Attachment A backed by commercial mortgages primarily serviced by the Asserting Party.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.


Principal Global Investors, LLC, as Primary Servicer

By: /s/ Steven Johnson
     Steven Johnson
     Managing Director

Date:  2-19-08


801 Grand Avenue, Des Moines, IA USA 50392-0490/www.principalglobal.com A member of the Principal Financial Group


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Attachment A
Commercial Mortgage Pass-Through Certificates
Capmark Finance, Inc., as Master Servicer

Series 2002 IQ-3 dated 12/1/2002
Series 2002 WL-1 dated 6/1/2002
Series 2007 HQ-11 dated 2/28/2007
Series 2007 IQ-14 dated 5/30/2007
Series 2007 IQ-15 dated 8/23/2007
Series 2007 IQ-16 dated 11/27/2007